EXHIBIT 4.4


                               SECOND AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT



          THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 22, 1994 (this "Amendment"), by and among NATIONAL COMPUTER SYSTEMS, INC., a Minnesota corporation (the "Company"), the BANKS signatories hereto (each a "Bank" and, collectively, the "Banks") and FIRST BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Banks (in such capacity, the "Agent").

                                   WITNESSETH:

          WHEREAS, the Company, the Banks and the Agent entered into an Amended and Restated Credit Agreement dated as of July 31, 1991, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of January 25, 1994 (as so amended, the "Credit Agreement"); and

          WHEREAS, the Company and the Banks desire to amend the Credit Agreement in certain respects.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, it is agreed as follows:

          1. Defined Terms. All terms capitalized and used in this Amendment without being defined shall have the meanings set forth in the Credit Agreement, as amended hereby.

          2. Restatement of Original Aggregate Commitment Amount. At the Company's request, the Banks hereby agree that the full original Aggregate Commitment Amount of $40,000,000 shall be reinstated as of the effective date hereof, with each Bank assuming its original Pro Rata Share of such Aggregate Commitment Amount. The reinstatement set forth above is limited to the express terms thereof, and nothing herein shall be deemed a consent by the Banks to any subsequent reinstatement of any portion of the Aggregate Commitment Amount following a reduction thereof pursuant to Section 2.3 of the Credit Agreement, or any right on the part of the Company to have any such portion of the Aggregate Commitment Amount so reinstated.

          3. Conditions to Effectiveness of This Amendment. This Amendment shall become effective when the Agent shall have received this Amendment, duly executed and delivered by the Company and the Banks, and the following conditions are satisfied:

          (a) the following documents each in form and substance satisfactory to the Agent and its counsel, shall have been delivered to the Agent:

                   (i) copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment and any other instrument or document hereunder and the other matters contemplated hereby, certified by the Secretary or an Assistant Secretary of the Company;

                  (ii) copies of certificates signed by the Secretary or an Assistant Secretary of the Company as to the incumbency and specimen signature of each Person authorized to execute and delivered this Amendment and any other instrument or agreement hereunder;

                  (iii) copies of certificates of the Secretary, an Assistant Secretary or authorized representative of the Company certifying that there have been no changes to the Articles of Incorporation or bylaws of the Company since the date of the most recent certified copy thereof delivered to the Agent; and

                   (iv)such other documents, instruments, opinions and approvals as the Banks may reasonably request.

          (b) The Company agrees to pay the reasonable fees and expenses, including reasonable attorneys' fees, incurred by the Agent in connection with this Amendment.

          4. Affirmations. The parties hereto acknowledge and confirm that, the Credit Agreement as hereby amended remains in full force and effect in accordance with its terms, and (ii) the Company acknowledges and confirms that it will continue to comply with the covenants set out in the Credit Agreement, as amended hereby, and that its representations and warranties set out in the Credit Agreement, as amended hereby, are true and correct as of the date of this Amendment, except to the extent that such representations and warranties relate to an earlier date, in which case they were true and correct as of such earlier date.

          5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument, with the same effect as if the signatures hereto were on the same instrument.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the respective officers thereunto duly authorized as of the date first above written.

                                         NATIONAL COMPUTER SYSTEMS, INC.


                                         By: /s/ Charles W. Oswald
                                         Name: Charles W. Oswald
                                         Its: Chairman, President and Chief
                                              Executive Officer

                                         By: /s/ J.W. Fenton, Jr.
                                         Name: J.W. Fenton, Jr.
                                         Its: Secretary-Treasurer


                                         FIRST BANK NATIONAL ASSOCIATION,
                                         in its individual capacity and as Agent


                                         By: /s/ Joel C. Kozlak
                                         Its: Vice President


                                         NORWEST BANK MINNESOTA
                                          NATIONAL ASSOCIATION


                                         By: /s/ Mary D. Falck
                                         Its: Vice President

                                         THE FIRST NATIONAL BANK OF CHICAGO


                                         By: /s/ Armund J. Schoen, Jr.
                                         Its: Vice President

                              ASSIGNMENT AGREEMENT

                  This Agreement (the "Agreement") is entered into as of the 1st day of June, 1995 by and among First Bank National Association, a national banking association ("First"), Norwest Bank Minnesota, National Association, a national banking association ("Norwest"), The First National Bank of Chicago, a national banking association ("First Chicago"), and National Computer Systems, Inc., a Minnesota corporation ("NCS").

                  The parties have entered into an Amended and Restated Credit Agreement dated as of July 31, 1991, as amended by amendments dated January 25, 1994 and July 22, 1994, setting forth the terms on which the Banks, as defined therein, have extended a $40,000,000 line of credit to NCS (together with all amendments, modifications and restatements thereof, the "Credit Agreement").

                  The parties have agreed that First shall resign its capacity as Agent under the Credit Agreement and that Norwest shall be appointed as Agent under the Credit Agreement.

                  In connection with the transfer of the agency under the Credit Agreement, First shall assign $4,000,000 of its $16,000,000 commitment under the Credit Agreement to Norwest.

                  ACCORDINGLY,   in   consideration   of  the  mutual  covenants
contained in the Credit Agreement and herein, the parties hereby agree as follows:

                  1. Definitions. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement. In addition, the following term has the meaning set forth below:

                  "Adjustment Date" means June 1, 1995.

                  2. Agency. Pursuant to Section 8.7 of the Credit Agreement, First hereby resigns its capacity as Agent under the Credit Agreement, and First, Norwest and First Chicago hereby appoint Norwest as the successor Agent thereunder. The Company hereby consents to the appointment of Norwest as Agent under the Credit Agreement, and Norwest hereby accepts such appointment. Each reference in the Credit Agreement to the "Agent" shall hereafter be deemed to be a reference to Norwest acting in its capacity as Agent thereunder. Notwithstanding any provision of the Credit Agreement or the Notes, all payments under the Credit Agreement and the notes from and after the date hereof shall be made to Norwest at its main office in Minneapolis, Minnesota, or at such other place as the Agent may from time to time direct.

                  3.       Assignment of Loan.

                  (a) First hereby assigns to Norwest, and Norwest hereby purchases from First, one quarter (25%) of First's interests as a Bank under the Credit Agreement, including $4,000,000 of First's Commitment Amount and one-quarter (25%) of the outstanding Loans owing to First.

                  (b) First represents and warrants to Norwest that the aggregate principal amount of the outstanding Loans owing to First on the Adjustment Date is $1,640,000. Except as set forth in the preceding sentence, the assignment effected hereby is made without representation or warranty.

                  (c)      From and after the Adjustment Date:

                  (i) Norwest's Commitment Amount shall be $16,000,000, and Norwest shall be deemed to have assumed First's
                           Commitment to the extent of the increase in its Commitment Amount in accordance herewith;

                  (ii) First Commitment Amount shall be $12,000,000, and First shall be relieved of all of its obligations under the Credit Agreement to the extent of the reduction in its Commitment Amount in accordance herewith;

                  (iii) Norwest's Pro Rata Share shall be 40%, and First's Pro Rata Share shall be 30%.

                  (d) As of the Adjustment Date, after giving effect to the assignment effected hereby, the principal amount of Loans owing to Norwest shall be $1,640,000, and the principal amount of Loans owing to First shall be $1,230,000.

                  (e) On or before the Adjustment Date, the Borrower shall issue and deliver to the Agent its promissory notes in the forms of Exhibits A and B to this Agreement (the "Replacement Notes"). The Agent shall deliver the Replacement Notes to the applicable Banks promptly upon receipt by the Agent.

                  (f) On the Adjustment Date, Norwest shall wire-transfer $410,000 to First in full payment for the interest in the Loans and the Credit Agreement assigned by First hereunder. Such payment shall be directed as follows:

                           First Bank National Association
                           ABA Routing No. 09100022

                           for credit to:
                           Commercial Loan Service Center
                           Account No. 30000472160600

                           Reference:  National Computer Systems, Inc.

                  (g) Each of the parties hereto hereby consents to the assignment described in this section 3.

                  4. Miscellaneous. NCS and First shall execute and deliver such further documents and do such further acts and things as Norwest may reasonably request in order to effect the purpose of this Agreement. This Agreement may be executed in any number of counterparts by the parties hereto, each of which counterparts shall be deemed to be an original and all of which shall together constitute one and the same agreement. This Agreement shall be governed by the internal law of the State of Minnesota.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Agreement as of the Adjustment Date set forth above.

FIRST BANK NATIONAL                            NORWEST BANK MINNESOTA,
  ASSOCIATION, as a Bank as the                  NATIONAL ASSOCIATION, as a
  resigning Agent                                Bank and as the successor Agent


By  /s/ Joel C. Kozlak                         By  /s/ Mary D. Falck
Its  Vice President                            Its  Vice President


THE FIRST NATIONAL BANK OF                     NATIONAL COMPUTER SYSTEMS, INC.
  CHICAGO

By  /s/ Amy L. Golz                            By  /s/ Russell A. Gullotti
Its  Assistant Vice President                  Its  Chairman and CEO



                                               By  /s/ J.W. Fenton, Jr.
                                               Its  Secretary-Treasurer

                                                                      EXHIBIT A

                                      NOTE


$12,000,000                                                         June 1, 1995

         For Value Received, National Computer Systems, Inc. (the "Company") hereby promises to pay to the order of First Bank National Association (the "Bank") the principal amount of each Loan made by the Bank to the Company under the Credit Agreement (as defined below) in accordance with the provisions of
Section 2 of the Credit Agreement; provided that on or before the Termination Date (as defined in the Credit Agreement), the Company shall pay in full the unpaid principal amount of all Loans made by the Bank to the Company under the Credit Agreement.

         The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times determined in accordance with the provisions of the Amended and Restated Credit Agreement (together with all amendments, modifications and restatements thereof, the "Credit Agreement") dates as of July 31, 1991, among the Company, the banks which are from time to time parties thereto, and Norwest Bank Minnesota, National Association, as agent for such banks (in such capacity, the "Agent") and as the successor to First Bank National Association in its capacity as agent thereunder.

         Both the principal hereof and the interest hereon are payable in lawful money of the United States of America at the main office of Norwest Bank Minnesota, National Association in Minneapolis, Minnesota, or at such other place as the Agent may from time to time designate, in Immediately Available Funds.

         The Company waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         In the event an action is commenced to enforce payment of this Note, the Company shall pay all costs of collection and enforcement of this Note, including, without limitation, reasonable attorneys' fees.

         This Note is one of the "Notes" referred to in, and is entitled to the benefits of, the Credit Agreement, which, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and for prepayment, from time to time, of amounts outstanding under this Note upon certain stated terms and conditions.

         This Note is issued in partial substitution for, but not in payment of, the Company's Note, dated November 12, 1991, payable to the order of the Bank in the face principal amount of $16,000,000.

         Unless otherwise defined herein, capitalized terms used herein are used with the defined meanings given in the credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Minnesota, with respect to principles of conflict of laws.

                                                 NATIONAL COMPUTER SYSTEMS, INC.


                                                 By
                                                 Its


                                                 By
                                                 Its

                                                                      EXHIBIT B

                                      NOTE


$16,000,000                                                         June 1, 1995

         For Value Received, National Computer Systems, Inc. (the "Company") hereby promises to pay to the order of Norwest Bank Minnesota National Association (the "Bank") the principal amount of each Loan made by the Bank to the Company under the Credit Agreement (as defined below) in accordance with the provisions of Section 2 of the Credit Agreement; provided that on or before the Termination Date (as defined in the Credit Agreement), the Company shall pay in full the unpaid principal amount of all Loans made by the Bank to the Company under the Credit Agreement.

         The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times determined in accordance with the provisions of the Amended and Restated Credit Agreement (together with all amendments, modifications and restatements thereof, the "Credit Agreement") dates as of July 31, 1991, among the Company, the banks which are from time to time parties thereto, and Norwest Bank Minnesota, National Association, as agent for such banks (in such capacity, the "Agent") and as the successor to First Bank National Association in its capacity as agent thereunder.

         Both the principal hereof and the interest hereon are payable in lawful money of the United States of America at the main office of Norwest Bank Minnesota, National Association in Minneapolis, Minnesota, or at such other place as the Agent may from time to time designate, in Immediately Available Funds.

         The Company waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         In the event an action is commenced to enforce payment of this Note, the Company shall pay all costs of collection and enforcement of this Note, including, without limitation, reasonable attorneys' fees.

         This Note is one of the "Notes" referred to in, and is entitled to the benefits of, the Credit Agreement, which, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and for prepayment, from time to time, of amounts outstanding under this Note upon certain stated terms and conditions.

         This Note is issued (i) in partial substitution for, but not in payment of, the Company's Note, dated November 12, 1991, payable to the order of the Bank in the face principal amount of $12,000,000, and (ii) in partial substitution for, but not in payment of, the Company's Note, dated November 12, 1991, payable to the order of First Bank National Association in the face principal amount of $16,000,000.

         Unless otherwise defined herein, capitalized terms used herein are used with the defined meanings given in the credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Minnesota, with respect to principles of conflict of laws.

                                                 NATIONAL COMPUTER SYSTEMS, INC.


                                                 By
                                                 Its


                                                 By
                                                 Its

                               THIRD AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

          THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF JULY 24, 1995 (this "Amendment"), by and among NATIONAL COMPUTER SYSTEMS, INC., a Minnesota corporation (the "Company"), the BANKS signatories hereto (each a "Bank" and collectively the "Banks") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Banks (in such capacity, the "Agent").

                                   WITNESSETH:

          WHEREAS, the Company, the Banks and the Agent are parties to an Amended and Restated Credit Agreement dated as of July 31, 1991, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of January 25, 1994 and a Second Amendment to Amended and Restated Credit Agreement dated as of July 22, 1994 (as so amended, the "Credit Agreement"); and

          WHEREAS, the Company and the Banks desire to amend the Credit Agreement in certain respects.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, it is agreed as follows:

          1. Defined Terms. All terms capitalized and used in this Amendment without being defined shall have the meaning set forth in the Credit Agreement, as amended hereby.

          2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

          (a) The definition of "LIBO Rate" in Section 1.2 is deleted in its entirety and the following definition is substituted in its place:

                     "LIBO Rate" shall mean the rate per annum determined by the Agent, on the basis of the Reuters Screen LIBO page, to be the rate at which U.S. Dollar deposits in immediately available funds are offered to the Agent as of 11:00 a.m. (London time) two Eurodollar Business Days prior to the beginning of the proposed Interest Period for funds to be made available on the first day of such Interest Period in an amount approximately equal to the amount of the LIBOR Loan to be made by the Agent (in its individual capacity) and maturing at the end of such Interest Period."

          (b) The definition of "Termination Date" in Section 1.2 is amended by changing the date set forth therein from "August 1, 1996" to "August 1, 1998".

          (c) Section 2.2(a) is amended by deleting clause (ii) thereof and substituting in its place the following new clause:

         "(ii) the aggregate principal amount of the Loans to be made on such date, which shall be in the minimum amount of (A) $100,000 or an integral multiple of $100,000 in the case of Reference Loans, and (B) $500,000 or an integral multiple of $100,000 in excess of $500,000 in the case of CD Loans and LIBOR Loans."

          (d) Section 2.7 is amended by deleting the second and third sentences thereof and substituting in their place the following two new sentences:

         "Interest on the Reference Loans shall be payable monthly, in arrears, on the first Business Day of the month following the month such interest has accrued and on the Termination Date. Interest on the Fixed Rate Loans shall be payable in arrears on the last day of the applicable Interest Period or such other date as such Loans are paid in full; provided, however, that accrued interest on CD Loans or Libor Loans with an Interest Period exceeding approximately 30 days or one month, respectively, shall also be payable during such Interest Period on the first Business Day of the month following the month such interest has accrued."

          (e) Section 2.8 is amended by deleting clause (iv) thereof and substituting in its place the following new clause:

         "(iv) no Reference Loan, Federal Funds Loan or CD Loan may be converted into a LIBOR Loan, no Reference Loan, Federal Funds Loan or LIBOR Loan may be converted into a CD Loan and no LIBOR Loan or CD Loan may be refunded if a Default or Event of Default has occurred and is continuing on the proposed date of conversion or refunding."

          (f)  The following new Section 5.13 is added at the end of  Section 5:

                             "5.13. Sales and Transfers of Assets. The Company shall promptly notify the Agent of any proposed sale or transfer of assets of the Company or any Subsidiary if such assets shall have an aggregate book value or fair market value in excess of $15,000,000, or are proposed to be sold or transferred for a purchase price in excess of $15,000,000, whether in a single transaction or a series of transactions. Before such proposed sale or transfer is completed, the Company shall provide to the Agent such reasonably detailed information which shows, to the best of its knowledge, that such transaction or transactions, when completed, will not cause a Default or an Event of Default and shall provide the Agent with any additional information reasonably requested by the Agent or the Banks."

          3. Conditions to Effectiveness of This Amendment. This Amendment shall become effective when the Agent shall have received this Amendment, duly executed and delivered by the Company and the Banks, and the following conditions are satisfied:

          (a) The following documents, each in form and substance satisfactory to the Agent and its counsel, shall have been delivered to the Agent:

                  (i) copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment and any other instrument or document hereunder and the other matters contemplated hereby, certified by the Secretary or an Assistant Secretary of the Company;

                  (ii) copies of the certificates signed by the Secretary or an Assistant Secretary of the Company as to the incumbency and specimen signature of each Person authorized to execute and deliver this Amendment and any other instrument or agreement hereunder;

                  (iii) copies of certificates of the Secretary, an Assistant Secretary or authorized representative of the Company certifying that there have been no changes to the Articles of Incorporation or bylaws of the Company since the date of the most recent certified copy thereof delivered to the Agent or the predecessor Agent; and

                  (iv) such other documents, instruments, opinions and approvals as the Banks may reasonably request.

         (b) The Company shall have paid the reasonable fees and expenses, including reasonable attorneys' fees, incurred by the Agent in connection with this Amendment.

         4. Affirmations. The parties hereto acknowledge and confirm that the Credit Agreement as hereby amended remains in full force and effect in accordance with its terms, and the Company acknowledges and confirms that it will continue to comply with the covenants set out in the Credit Agreement, as amended hereby, and that its representations and warranties set out in the Credit Agreement, as amended hereby, are true and correct as of the date of this Amendment, except to the extent that such representations and warranties relate to an earlier date, in which case they were true and correct as of such earlier date.
          5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument, with the same effect as if the signatures hereto were on the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the respective officers thereunto duly authorized as of the date first above written.


                                    NATIONAL COMPUTER SYSTEMS, INC.


                                    By:   /s/ Russell A. Gullotti
                                    Its:  Chairman, President and Chief Exec.
                                          Officer


                                    By:   /s/ J.W. Fenton, Jr.
                                    Its:  Secretary - Treasurer


                                    NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                    in its individual capacity and as Agent


                                    By:   /s/ Mary D. Falck
                                    Its:  Vice President


                                    FIRST BANK NATIONAL ASSOCIATION


                                    By:   /s/ Joel C. Kozlak
                                    Its:  Vice President


                                    THE FIRST NATIONAL BANK OF CHICAGO


                                    By:   /s/ Amy L. Golz
                                    Its:  Assistant Vice President